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EX-99 B. 10.(iii)


                                [SAB Letterhead]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our firm in the Statement of Additional Information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts to be issued through the First MetLife Investors Variable Annuity Account One (File No. 333-96773). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 SUTHERLAND ASBILL & BRENNAN LLP




                                                 By:     /s/ W. Thomas Conner
                                                      --------------------------
                                                            W. Thomas Conner


October 10, 2002